SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wells Core Office Income REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	26-0500668
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-163411

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.01 par value per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the common stock, $0.01 par value per share, of Wells Core Office Income REIT, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Suitability Standards” and “Description of Shares” in the Company’s Registration Statement on Form S-11, as filed with the Securities and Exchange Commission on January 7, 2011 (File No. 333-163411) (the “Registration Statement”). The Company further incorporates by reference herein any changes to the description of its common stock filed in a supplement or amendment to the Registration Statement, as such Registration Statement may be amended or supplemented from time to time.

ITEM 2.	EXHIBITS

1.	Articles of Amendment and Restatement of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated July 20, 2010 and filed July 26, 2010).

2.	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed June 4, 2010).

3.	Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Company’s Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed June 4, 2010).

4.	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus that is part of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-163411) filed January 7, 2011).

5.	Distribution Reinvestment Plan (incorporated by reference to Appendix C to the prospectus that is part of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (No. 333-163411) filed January 7, 2011).

6.	Amended and Restated Share Redemption Program (incorporated by reference to Exhibit 4.4 to the Company’s Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-163411) filed June 4, 2010).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WELLS CORE OFFICE INCOME REIT, INC.

Date: January 19, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President